Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 17, 2023
FOR MORE INFORMATION CONTACT:
Timothy S. Crane, President & Chief Executive Officer
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Year-to-Date Net Income

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced record net income of $499.1 million or $7.71 per diluted common share for the first nine months of 2023 compared to net income of $364.9 million or $5.78 per diluted common share for the same period of 2022, an increase in diluted earnings per common share of 33%. Pre-tax, pre-provision income (non-GAAP) for the first nine months of 2023 totaled $751.3 million as compared to $536.3 million in the first nine months of 2022, an increase in pre-tax, pre-provision income of 40%.

The Company recorded quarterly net income of $164.2 million or $2.53 per diluted common share for the third quarter of 2023, an increase in diluted earnings per common share of 6% compared to the second quarter of 2023 and 14% compared to the third quarter of 2022. Pre-tax, pre-provision income (non-GAAP) totaled $244.8 million as compared to $239.9 million for the second quarter of 2023 and $206.5 million for the third quarter of 2022.

Timothy S. Crane, President and Chief Executive Officer, commented, “As demonstrated by our strong results, we followed our record first half of 2023 with continued momentum in the third quarter of 2023. We leveraged our position in the markets we serve to sustain growth in loans and deposits during the quarter.”

Additionally, Mr. Crane noted, “Our net interest margin for the quarter was within our expected range, down slightly due primarily to the impact of hedging activities. In the current interest rate environment, we expect to maintain our net interest margin within a narrow range around current levels for the remainder of 2023 and continuing into the beginning of 2024. We believe this growth and stability in net interest margin will drive strong financial performance in future quarters.”

Highlights of the third quarter of 2023:
Comparative information to the second quarter of 2023, unless otherwise noted

•Total deposits grew by approximately $1 billion, or 9% annualized.
•Total loans increased by approximately $423 million, or 4% annualized. Adjusting for the impact of a loan sale transaction within our property and casualty insurance premium finance receivables portfolio during the third quarter of 2023, total loans would have increased $767 million, or 7% annualized.
•Record quarterly net interest income of $462.4 million, increasing approximately $14.8 million primarily due to strong growth in earning assets.
◦Net interest margin decreased four basis points to 3.60% (3.62% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2023 primarily due to the negative impact of hedging activities.
•Non-interest expense was negatively impacted by:
◦Occupancy costs of approximately $2.9 million from the impairment of two Company-owned buildings that are no longer being used.
◦Data processing costs of approximately $1.5 million from the termination of a duplicate service contract related to the acquisition of a wealth management business in 2023.
◦Other salary costs of approximately $1.6 million related to acquisition-related severance charges and other contractually due compensation costs.
•Provision for credit losses totaled $19.9 million in the third quarter of 2023 as compared to a provision for credit losses of $28.5 million in the second quarter of 2023.

•Net charge-offs totaled $8.1 million or eight basis points of average total loans on an annualized basis in the third quarter of 2023 as compared to $17.0 million or 17 basis points of average total loans on an annualized basis in the second quarter of 2023.

Mr. Crane commented, “By leveraging our customer relationships, market positioning, diversified products and competitive rates, we continued to generate significant deposit growth, increasing deposits approximately $1 billion, or 9% on an annualized basis, in the third quarter of 2023. Growth in retail deposits helped reduce our level of brokered deposits by approximately $392 million during the third quarter of 2023. In addition, deposit growth helped fund approximately $423 million of loan growth during the quarter. This strong loan growth was achieved despite the impact of a loan sale transaction within our property and casualty insurance premium finance receivables portfolio that reduced period-end balances at the end of the third quarter by approximately $344 million. Loan growth came primarily from draws on existing commercial real estate loan facilities as well as growth in our commercial portfolio. Additionally, despite the loan sale transaction noted above, our property and casualty insurance premium finance receivables portfolio ended the quarter relatively unchanged. We remain prudent in our review of credit prospects ensuring our loan growth stays within our conservative credit standards.”
Mr. Crane noted, “We grew our net interest income during the third quarter of 2023 by approximately $14.8 million primarily due to an increase in average earning assets of approximately $1.6 billion. Our net interest margin decreased four basis points during the third quarter, however, three basis points of the decline was due to the impact of our interest rate hedging strategies, which are designed to protect our net interest income if interest rates decline. Deposit pricing pressures moderated in the third quarter of 2023 and we expect that to continue into the fourth quarter. Assuming a similar interest rate environment, we believe our net interest margin will be relatively stable for the remainder of 2023 and entering 2024. The combination of balance sheet growth and a stable net interest margin is expected to continue to grow our net interest income.”

Commenting on credit quality, Mr. Crane stated, “Credit metrics remained strong and at historically low levels. Net charge-offs totaled $8.1 million or eight basis points of average total loans on an annualized basis in the third quarter of 2023 as compared to $17.0 million or 17 basis points of average total loans on an annualized basis in the second quarter of 2023. Non-performing loans totaled $133.1 million, or 0.32% of total loans, at the end of the third quarter of 2023 compared to $108.7 million, or 0.26% of total loans, at the end of the second quarter of 2023. Of the $24.4 million increase in non-performing loans in the third quarter of 2023, $19.6 million is related to the premium finance receivables portfolios in which we ultimately expect minimal losses. The allowance for credit losses on our core loan portfolio as of September 30, 2023 was approximately 1.51% of the outstanding balance (see Table 12 for additional information). We believe that the Company’s reserves remain appropriate and we remain diligent in our review of credit.”

Mr. Crane concluded, “I am very pleased with our results for the third quarter of 2023. Net income for the quarter was the second highest in our history, behind only the net income reported in the first quarter of 2023. Total loans as of September 30, 2023 were $739 million higher than average total loans in the third quarter of 2023, which is expected to help continue our momentum into the fourth quarter. We continue to win business and expand our franchise, keeping us well-positioned in the markets we serve. This will help grow our deposit and loan relationships, which should generate higher net revenues and earnings in the coming quarters. As a result, our capital ratios will benefit from the increased earnings.”

The graphs below illustrate certain financial highlights of the third quarter of 2023 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 17 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income
$ in Millions
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$143.0
$144.8
$180.2
$154.8
$164.2
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Pre-tax income, excluding provision for credit losses (non-GAAP)
$ in Millions
$300
$280
$260
$240
$220
$200
$180
$160
$140
$120
$100
$206.5
$242.8
$266.6
$239.9
$244.8
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Pre-tax income, excluding provision for credit losses (non-GAAP) -
Q3 2023 compared to Q2 2023
$ in Millions
$280
$260
$240
$220
$200
$180
$160
$239.9
$14.8
$(2.6)
$1.6
$(2.4)
$(7.4)
$(2.1)
$3.0
$244.8
Q2 2023
Net Interest Income
Mortgage Banking Revenue
Fees from Covered Call Options
Losses on Investment Securities
Salaries and Employee Benefits
Occupancy
All Other
Q3 2023

Net Interest Income and Net Interest Margin ("NIM")
$ in Millions
$480
$440
$400
$360
$320
$280
$240
$200
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
$401.4
$456.8
$458.0
$447.5
$462.4
3.35%
3.73%
3.83%
3.66%
3.62%
3.34%
3.71%
3.81%
3.64%
3.60%
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
NIM (GAAP)
NIM (non-GAAP)
Net Interest Income

Total Assets
$ in Billions
$56.0
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$52.4
$52.9
$52.9
$54.3
$55.6
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Total Loans
$ in Billions
$44.0
$42.0
$40.0
$38.0
$36.0
$34.0
$32.0
$30.0
$28.0
$26.0
$38.2
$39.2
$39.6
$41.0
$41.4
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Total Deposits
$ in Billions
$46.0
$44.0
$42.0
$40.0
$38.0
$36.0
$34.0
$32.0
$42.8
$42.9
$42.7
$44.0
$45.0
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Non-Performing Assets as a percentage of Total Assets
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.20%
0.21%
0.21%
0.22%
0.26%
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Annualized Quarterly Net Charge-Offs as a percentage of Average Total Loans
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
0.03%
0.05%
0.06%
0.17%
0.08%
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

SUMMARY OF RESULTS:

BALANCE SHEET

Total assets increased $1.3 billion in the third quarter of 2023 as compared to the second quarter of 2023. Total loans increased by $422.6 million as compared to the second quarter of 2023. The increase in loans was primarily the result of draws on existing commercial real estate loan facilities as well as growth in the commercial portfolio. Additionally, despite a loan sale transaction that reduced outstanding balances at the end of the third quarter of 2023 by $344 million, the property and casualty insurance premium finance receivables portfolio ended the quarter relatively unchanged. In the third quarter of 2023, the Company purchased securities, resulting in a $480.7 million increase in investment securities.

Total liabilities increased by $1.3 billion in the third quarter of 2023 as compared to the second quarter of 2023 primarily due to a $1.0 billion increase in total deposits. Non-interest bearing deposits as a percentage of total deposits was 23% at September 30, 2023 compared to 24% at June 30, 2023 as deposit growth came primarily from interest bearing deposit categories. Net outflows from non-interest bearing deposits stabilized during the third quarter of 2023 as average non-interest bearing deposits during the third quarter of 2023 essentially equaled the amount at the end of the second quarter of 2023 at $10.6 billion.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Table 1 through Table 3 in this report.

NET INTEREST INCOME

For the third quarter of 2023, net interest income totaled $462.4 million, an increase of $14.8 million as compared to the second quarter of 2023. The $14.8 million increase in net interest income in the third quarter of 2023 compared to the second quarter of 2023 was primarily due to a $1.6 billion increase in average earning assets and one additional day in the quarter.

Net interest margin was 3.60% (3.62% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2023 compared to 3.64% (3.66% on a fully taxable-equivalent basis, non-GAAP) during the second quarter of 2023. The net interest margin decrease as compared to the second quarter of 2023 was primarily due to the negative impact of hedging activities as well as a 36 basis point increase in the rate paid on interest-bearing liabilities. This decrease was partially offset by a 27 basis point increase in yield on earning assets and a five basis point increase in the net free funds contribution. The 36 basis point increase on the rate paid on interest-bearing liabilities in the third quarter of 2023 as compared to the second quarter of 2023 was primarily due to a 41 basis point increase in the rate paid on interest-bearing deposits primarily related to the increasing rate environment. The 27 basis point increase in the yield on earning assets in the third quarter of 2023 as compared to the second quarter of 2023 was primarily due to a 28 basis point expansion on loan yields and 41 basis point increase in liquidity management asset yield.

For more information regarding net interest income, see Table 4 through Table 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $399.5 million as of September 30, 2023, an increase of $11.7 million as compared to $387.8 million as of June 30, 2023. A provision for credit losses totaling $19.9 million was recorded for the third quarter of 2023 as compared to $28.5 million recorded in the second quarter of 2023. For more information regarding the allowance for credit losses and provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Current Expected Credit Losses (“CECL”) accounting standard requires the Company to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of September 30, 2023, June 30, 2023, and March 31, 2023 is shown on Table 12 of this report.

Net charge-offs totaled $8.1 million in the third quarter of 2023, as compared to $17.0 million of net charge-offs in the second quarter of 2023. The decrease in net charge-offs during the third quarter of 2023 was primarily the result of the sale to external parties of certain credits within the commercial real estate portfolio during the second quarter of 2023, which resulted in approximately $8.0 million in charge-offs. Net charge-offs as a percentage of average total loans were eight basis points in the third quarter of 2023 on an annualized basis compared to 17 basis points on an annualized basis in the second quarter of 2023. For more information regarding net charge-offs, see Table 10 in this report.

The Company’s delinquency rates remain low and manageable. For more information regarding past due loans, see Table 13 in this report.

Non-performing assets totaled $147.2 million and comprised 0.26% of total assets as of September 30, 2023, as compared to $120.3 million as of June 30, 2023. Non-performing loans totaled $133.1 million, or 0.32% of total loans, at September 30, 2023. The increase in the third quarter was primarily due to an increase in loans 90 days or more past due but still fully collateralized within the life insurance premium finance receivables portfolio, and certain credits within the property and casualty insurance premium finance receivables portfolio becoming nonaccrual. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Wealth management revenue was relatively stable in the third quarter of 2023 as compared to the second quarter of 2023. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue decreased by $2.6 million in the third quarter of 2023 as compared to the second quarter of 2023 primarily due to an unfavorable valuation related change in the Company’s held-for-sale portfolio of early buy-out exercised loans guaranteed by U.S. government agencies which are held at fair value. This was partially offset by increased production revenue and a more favorable adjustments to the fair value of mortgage servicing rights compared to the second quarter of 2023. The Company monitors the relationship of these assets and seeks to minimize the earnings impact of fair value changes.

The Company recognized $2.4 million in net losses on investment securities in the third quarter of 2023 as compared to nominal gains in the second quarter of 2023.

Fees from covered call options increased by $1.6 million in the third quarter of 2023 as compared to the second quarter of 2023. The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance.

For more information regarding non-interest income, see Table 15 in this report.

NON-INTEREST EXPENSE

Salaries and employee benefits expense increased by $7.4 million in the third quarter of 2023 as compared to the second quarter of 2023. The $7.4 million increase is primarily related to higher salary expense and incentive compensation expense due to elevated bonus accruals in the third quarter of 2023 as well as other salary costs of approximately $1.6 million related to acquisition-related severance charges and other contractually due compensation costs.

Operating lease equipment cost increased $2.2 million in the third quarter of 2023 as compared to the second quarter of 2023 primarily due to the impairment of certain assets during the period.

Occupancy expenses increased $2.1 million in the third quarter of 2023 as compared to the second quarter of 2023 primarily due to the impairment of two Company-owned buildings that are no longer being used.

Data processing expense increased $1.0 million in the third quarter of 2023 as compared to the second quarter of 2023 primarily due to the termination of a duplicate service contract related to the acquisition of a wealth management business in 2023.

Lending expenses, net of deferred origination costs, decreased by $3.1 million as compared to the second quarter of 2023 primarily due to higher loan originations in the second quarter of 2023.

Miscellaneous expense in the third quarter of 2023 decreased by $1.0 million as compared to the second quarter of 2023. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors’ fees, telephone, postage, corporate insurance, dues and subscriptions, problem loan expenses and other miscellaneous operational losses and costs.

For more information regarding non-interest expense, see Table 16 in this report.

INCOME TAXES

The Company recorded income tax expense of $60.7 million in the third quarter of 2023 compared to $56.7 million in the second quarter of 2023. The effective tax rates were 26.98% in the third quarter of 2023 compared to 26.81% in the second quarter of 2023.

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the third quarter of 2023, this unit expanded its commercial, commercial real estate and residential real estate loan portfolios and grew retail deposits.

Mortgage banking revenue was $27.4 million for the third quarter of 2023, a decrease of $2.6 million as compared to the second quarter of 2023, primarily due to an unfavorable valuation related change in the Company’s held-for-sale portfolio of early buy-out exercised loans guaranteed by U.S. government agencies which are held at fair value. Service charges on deposit accounts totaled $14.2 million in the third quarter of 2023, an increase of $609,000 as compared to the second quarter of 2023, primarily due to higher fees associated with commercial account activity. The Company’s gross commercial and commercial real estate loan pipelines remained solid as of September 30, 2023 indicating momentum for expected continued loan growth in the fourth quarter of 2023.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolio were $4.6 billion during the third quarter of 2023 and average balances increased by $444.0 million as compared to the second quarter of 2023. The Company’s leasing portfolio balance increased in the third quarter of 2023, with its portfolio of assets, including capital leases, loans and equipment on operating leases, totaling $3.3 billion as of September 30, 2023 as compared to $3.1 billion as of June 30, 2023. Revenues from the Company’s out-sourced administrative services business were $1.3 million in the third quarter of 2023, an increase of $17,000 from the second quarter of 2023.

Wealth Management

Through four separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, securities brokerage services and 401(k) and retirement plan services. Wealth management revenue totaled $33.5 million in the third quarter of 2023, which was relatively stable compared to the second quarter of 2023. At September 30, 2023, the Company’s wealth management subsidiaries had approximately $44.7 billion of assets under administration, which included $8.3 billion of assets owned by the Company and its subsidiary banks, representing an increase from the $44.5 billion of assets under administration at June 30, 2023.

ITEM IMPACTING COMPARATIVE FINANCIAL RESULTS

Business Combination

On April 3, 2023, the Company completed its acquisition of Rothschild & Co Asset Management US Inc. and Rothschild & Co Risk Based Investments LLC from Rothschild & Co North America Inc. As the transaction was determined to be a business combination, the Company recorded goodwill of approximately $2.6 million on the purchase.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the third quarter of 2023, as compared to the second quarter of 2023 (sequential quarter) and third quarter of 2022 (linked quarter), are shown in the table below:

				% or (1) basis point (bp) change from 2nd Quarter 2023	% or basis point (bp) change from 3rd Quarter 2022
	Three Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022
Net income	$164,198	$154,750	$142,961	6%	15%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	244,781	239,944	206,461	2	19
Net income per common share – Diluted	2.53	2.38	2.21	6	14
Cash dividends declared per common share	0.40	0.40	0.34	—	18
Net revenue (3)	574,836	560,567	502,930	3	14
Net interest income	462,358	447,537	401,448	3	15
Net interest margin	3.60%	3.64%	3.34%	(4) bps	26	bps
Net interest margin – fully taxable-equivalent (non-GAAP) (2)	3.62	3.66	3.35	(4)	27
Net overhead ratio (4)	1.59	1.58	1.53	1	6
Return on average assets	1.20	1.18	1.12	2	8
Return on average common equity	13.35	12.79	12.31	56	104
Return on average tangible common equity (non-GAAP) (2)	15.73	15.12	14.68	61	105
At end of period
Total assets	$55,555,246	$54,286,176	$52,382,939	9%	6%
Total loans (5)	41,446,032	41,023,408	38,167,613	4	9
Total deposits	44,992,686	44,038,707	42,797,191	9	5
Total shareholders’ equity	5,015,613	5,041,912	4,637,980	(2)	8
(1)Period-end balance sheet percentage changes are annualized.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Selected Financial Condition Data (at end of period):
Total assets	$55,555,246	$54,286,176	$52,873,511	$52,949,649	$52,382,939
Total loans (1)	41,446,032	41,023,408	39,565,471	39,196,485	38,167,613
Total deposits	44,992,686	44,038,707	42,718,211	42,902,544	42,797,191
Total shareholders’ equity	5,015,613	5,041,912	5,015,506	4,796,838	4,637,980
Selected Statements of Income Data:
Net interest income	$462,358	$447,537	$457,995	$456,816	$401,448	$1,367,890	$1,038,546
Net revenue (2)	574,836	560,567	565,764	550,655	502,930	1,701,167	1,405,760
Net income	164,198	154,750	180,198	144,817	142,961	499,146	364,865
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	244,781	239,944	266,595	242,819	206,461	751,320	536,325
Net income per common share – Basic	2.57	2.41	2.84	2.27	2.24	7.82	5.86
Net income per common share – Diluted	2.53	2.38	2.80	2.23	2.21	7.71	5.78
Cash dividends declared per common share	0.40	0.40	0.40	0.34	0.34	1.20	1.02
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.60%	3.64%	3.81%	3.71%	3.34%	3.68%	2.96%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.62	3.66	3.83	3.73	3.35	3.70	2.97
Non-interest income to average assets	0.82	0.86	0.84	0.71	0.79	0.84	0.98
Non-interest expense to average assets	2.41	2.44	2.33	2.34	2.32	2.39	2.33
Net overhead ratio (4)	1.59	1.58	1.49	1.63	1.53	1.55	1.35
Return on average assets	1.20	1.18	1.40	1.10	1.12	1.26	0.98
Return on average common equity	13.35	12.79	15.67	12.72	12.31	13.91	10.96
Return on average tangible common equity (non-GAAP) (3)	15.73	15.12	18.55	15.21	14.68	16.43	13.21
Average total assets	$54,381,981	$52,601,953	$52,075,318	$52,087,618	$50,722,694	$53,028,199	$49,863,793
Average total shareholders’ equity	5,083,883	5,044,718	4,895,271	4,710,856	4,795,387	5,008,648	4,608,399
Average loans to average deposits ratio	92.4%	94.3%	93.0%	90.5%	88.8%	93.2%	86.5%
Period-end loans to deposits ratio	92.1	93.2	92.6	91.4	89.2
Common Share Data at end of period:
Market price per common share	$75.50	$72.62	$72.95	$84.52	$81.55
Book value per common share	75.19	75.65	75.24	72.12	69.56
Tangible book value per common share (non-GAAP) (3)	64.07	64.50	64.22	61.00	58.42
Common shares outstanding	61,222,058	61,197,676	61,176,415	60,794,008	60,743,335
Other Data at end of period:
Tier 1 leverage ratio (5)	9.2%	9.3%	9.1%	8.8%	8.8%
Risk-based capital ratios:
Tier 1 capital ratio (5)	10.2	10.1	10.1	10.0	9.9
Common equity tier 1 capital ratio (5)	9.3	9.3	9.2	9.1	9.0
Total capital ratio (5)	12.0	12.0	12.1	11.9	11.8
Allowance for credit losses (6)	$399,531	$387,786	$376,261	$357,936	$315,338
Allowance for loan and unfunded lending-related commitment losses to total loans	0.96%	0.94%	0.95%	0.91%	0.83%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	174	175	174	174	174
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income plus non-interest income.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2023	2023	2023	2022	2022
Assets
Cash and due from banks	$418,088	$513,858	$445,928	$490,908	$489,590
Federal funds sold and securities purchased under resale agreements	60	59	58	58	57
Interest-bearing deposits with banks	2,448,570	2,163,708	1,563,578	1,988,719	3,968,605
Available-for-sale securities, at fair value	3,611,835	3,492,481	3,259,845	3,243,017	2,923,653
Held-to-maturity securities, at amortized cost	3,909,150	3,564,473	3,606,391	3,640,567	3,389,842
Trading account securities	1,663	3,027	102	1,127	179
Equity securities with readily determinable fair value	134,310	116,275	111,943	110,365	114,012
Federal Home Loan Bank and Federal Reserve Bank stock	204,040	195,117	244,957	224,759	178,156
Brokerage customer receivables	14,042	15,722	16,042	16,387	20,327
Mortgage loans held-for-sale, at fair value	304,808	338,728	302,493	299,935	376,160
Loans, net of unearned income	41,446,032	41,023,408	39,565,471	39,196,485	38,167,613
Allowance for loan losses	(315,039)	(302,499)	(287,972)	(270,173)	(246,110)
Net loans	41,130,993	40,720,909	39,277,499	38,926,312	37,921,503
Premises, software and equipment, net	747,501	749,393	760,283	764,798	763,029
Lease investments, net	275,152	274,351	256,301	253,928	244,822
Accrued interest receivable and other assets	1,674,681	1,455,748	1,413,795	1,391,342	1,316,305
Trade date securities receivable	—	—	939,758	921,717	—
Goodwill	656,109	656,674	653,587	653,524	653,079
Other acquisition-related intangible assets	24,244	25,653	20,951	22,186	23,620
Total assets	$55,555,246	$54,286,176	$52,873,511	$52,949,649	$52,382,939
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$10,347,006	$10,604,915	$11,236,083	$12,668,160	$13,529,277
Interest-bearing	34,645,680	33,433,792	31,482,128	30,234,384	29,267,914
Total deposits	44,992,686	44,038,707	42,718,211	42,902,544	42,797,191
Federal Home Loan Bank advances	2,326,071	2,026,071	2,316,071	2,316,071	2,316,071
Other borrowings	643,999	665,219	583,548	596,614	447,215
Subordinated notes	437,731	437,628	437,493	437,392	437,260
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Accrued interest payable and other liabilities	1,885,580	1,823,073	1,549,116	1,646,624	1,493,656
Total liabilities	50,539,633	49,244,264	47,858,005	48,152,811	47,744,959
Shareholders’ Equity:
Preferred stock	412,500	412,500	412,500	412,500	412,500
Common stock	61,244	61,219	61,198	60,797	60,743
Surplus	1,933,226	1,923,623	1,913,947	1,902,474	1,891,621
Treasury stock	(1,966)	(1,966)	(1,966)	(304)	—
Retained earnings	3,253,332	3,120,626	2,997,263	2,849,007	2,731,844
Accumulated other comprehensive loss	(642,723)	(474,090)	(367,436)	(427,636)	(458,728)
Total shareholders’ equity	5,015,613	5,041,912	5,015,506	4,796,838	4,637,980
Total liabilities and shareholders’ equity	$55,555,246	$54,286,176	$52,873,511	$52,949,649	$52,382,939

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Interest income
Interest and fees on loans	$666,260	$621,057	$558,692	$498,838	$402,689	$1,846,009	$1,008,888
Mortgage loans held-for-sale	4,767	4,178	3,528	3,997	5,371	12,473	17,198
Interest-bearing deposits with banks	26,866	16,882	13,468	20,349	15,621	57,216	23,098
Federal funds sold and securities purchased under resale agreements	1,157	1	70	1,263	1,845	1,228	3,640
Investment securities	59,164	51,243	59,943	53,092	38,569	170,350	107,508
Trading account securities	6	6	14	6	7	26	16
Federal Home Loan Bank and Federal Reserve Bank stock	3,896	3,544	3,680	2,918	2,109	11,120	5,704
Brokerage customer receivables	284	265	295	282	267	844	646
Total interest income	762,400	697,176	639,690	580,745	466,478	2,099,266	1,166,698
Interest expense
Interest on deposits	262,783	213,495	144,802	95,447	45,916	621,080	79,755
Interest on Federal Home Loan Bank advances	17,436	17,399	19,135	13,823	6,812	53,970	16,506
Interest on other borrowings	9,384	8,485	7,854	5,313	4,008	25,723	8,981
Interest on subordinated notes	5,491	5,523	5,488	5,520	5,485	16,502	16,484
Interest on junior subordinated debentures	4,948	4,737	4,416	3,826	2,809	14,101	6,426
Total interest expense	300,042	249,639	181,695	123,929	65,030	731,376	128,152
Net interest income	462,358	447,537	457,995	456,816	401,448	1,367,890	1,038,546
Provision for credit losses	19,923	28,514	23,045	47,646	6,420	71,482	30,943
Net interest income after provision for credit losses	442,435	419,023	434,950	409,170	395,028	1,296,408	1,007,603
Non-interest income
Wealth management	33,529	33,858	29,945	30,727	33,124	97,332	95,887
Mortgage banking	27,395	29,981	18,264	17,407	27,221	75,640	137,766
Service charges on deposit accounts	14,217	13,608	12,903	13,054	14,349	40,728	45,520
Losses (gains) on investment securities, net	(2,357)	0	1,398	(6,745)	(3,103)	(959)	(13,682)
Fees from covered call options	4,215	2,578	10,391	7,956	1,366	17,184	6,177
Trading gains (losses), net	728	106	813	(306)	(7)	1,647	4,058
Operating lease income, net	13,863	12,227	13,046	12,384	12,644	39,136	43,126
Other	20,888	20,672	21,009	19,362	15,888	62,569	48,362
Total non-interest income	112,478	113,030	107,769	93,839	101,482	333,277	367,214
Non-interest expense
Salaries and employee benefits	192,338	184,923	176,781	180,331	176,095	554,042	515,776
Software and equipment	25,951	26,205	24,697	24,699	24,126	76,853	71,186
Operating lease equipment	12,020	9,816	9,833	10,078	9,448	31,669	27,930
Occupancy, net	21,304	19,176	18,486	17,763	17,727	58,966	53,202
Data processing	10,773	9,726	9,409	7,927	7,767	29,908	23,282
Advertising and marketing	18,169	17,794	11,946	14,279	16,600	47,909	45,139
Professional fees	8,887	8,940	8,163	9,267	7,544	25,990	23,821
Amortization of other acquisition-related intangible assets	1,408	1,499	1,235	1,436	1,492	4,142	4,680
FDIC insurance	9,748	9,008	8,669	6,775	7,186	27,425	21,864
OREO expenses, net	120	118	(207)	369	229	31	(509)
Other	29,337	33,418	30,157	34,912	28,255	92,912	83,064
Total non-interest expense	330,055	320,623	299,169	307,836	296,469	949,847	869,435
Income before taxes	224,858	211,430	243,550	195,173	200,041	679,838	505,382
Income tax expense	60,660	56,680	63,352	50,356	57,080	180,692	140,517
Net income	$164,198	$154,750	$180,198	$144,817	$142,961	$499,146	$364,865
Preferred stock dividends	6,991	6,991	6,991	6,991	6,991	20,973	20,973
Net income applicable to common shares	$157,207	$147,759	$173,207	$137,826	$135,970	$478,173	$343,892
Net income per common share - Basic	$2.57	$2.41	$2.84	$2.27	$2.24	$7.82	$5.86
Net income per common share - Diluted	$2.53	$2.38	$2.80	$2.23	$2.21	$7.71	$5.78
Cash dividends declared per common share	$0.40	$0.40	$0.40	$0.34	$0.34	$1.20	$1.02
Weighted average common shares outstanding	61,213	61,192	60,950	60,769	60,738	61,119	58,679
Dilutive potential common shares	964	902	873	1,096	837	888	814
Average common shares and dilutive common shares	62,177	62,094	61,823	61,865	61,575	62,007	59,493

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (1)
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Dec 31, 2022 (2)	Sep 30, 2022
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$190,511	$235,570	$155,687	$156,297	$216,062	29%	(12)%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	114,297	103,158	146,806	143,638	160,098	(27)	(29)
Total mortgage loans held-for-sale	$304,808	$338,728	$302,493	$299,935	$376,160	1%	(19)%

Core loans:
Commercial
Commercial and industrial	$5,894,732	$5,737,633	$5,855,035	$5,852,166	$5,818,959	1%	1%
Asset-based lending	1,396,591	1,465,848	1,482,071	1,473,344	1,545,038	(7)	(10)
Municipal	676,915	653,117	655,301	668,235	608,234	2	11
Leases	2,109,628	1,925,767	1,904,137	1,840,928	1,582,359	20	33
PPP loans	13,744	15,337	17,195	28,923	43,658	(70)	(69)
Commercial real estate
Residential construction	51,550	51,689	69,998	76,877	66,957	(44)	(23)
Commercial construction	1,547,322	1,409,751	1,234,762	1,102,098	1,176,407	54	32
Land	294,901	298,996	292,293	307,955	282,147	(6)	5
Office	1,422,748	1,404,422	1,392,040	1,337,176	1,269,729	9	12
Industrial	2,057,957	2,002,740	1,858,088	1,836,276	1,777,658	16	16
Retail	1,341,451	1,304,083	1,309,680	1,304,444	1,331,316	4	1
Multi-family	2,710,829	2,696,478	2,635,411	2,560,709	2,305,433	8	18
Mixed use and other	1,519,422	1,440,652	1,446,806	1,425,412	1,368,537	9	11
Home equity	343,258	336,974	337,016	332,698	328,822	4	4
Residential real estate
Residential real estate loans for investment	2,538,630	2,455,392	2,309,393	2,207,595	2,086,795	20	22
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	97,911	117,024	119,301	80,701	57,161	29	71
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	71,062	70,824	76,851	84,087	91,503	(21)	(22)
Total core loans	$24,088,651	$23,386,727	$22,995,378	$22,519,624	$21,740,713	9%	11%

Niche loans:
Commercial
Franchise	$1,074,162	$1,091,164	$1,131,913	$1,169,623	$1,118,478	(11)%	(4)%
Mortgage warehouse lines of credit	245,450	381,043	235,684	237,392	297,374	5	(17)
Community Advantage - homeowners association	424,054	405,042	389,922	380,875	365,967	15	16
Insurance agency lending	890,197	925,520	905,727	897,678	879,183	(1)	1
Premium Finance receivables
U.S. property & casualty insurance	5,815,346	5,900,228	5,043,486	5,103,820	4,983,795	19	17
Canada property & casualty insurance	907,401	862,470	695,394	745,639	729,545	29	24
Life insurance	7,931,808	8,039,273	8,125,802	8,090,998	8,004,856	(3)	(1)
Consumer and other	68,963	31,941	42,165	50,836	47,702	48	45
Total niche loans	$17,357,381	$17,636,681	$16,570,093	$16,676,861	$16,426,900	5%	6%

Total loans, net of unearned income	$41,446,032	$41,023,408	$39,565,471	$39,196,485	$38,167,613	8%	9%
(1)NM - Not meaningful.
(2)Annualized.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2023 (1)	Sep 30, 2022
Balance:
Non-interest-bearing	$10,347,006	$10,604,915	$11,236,083	$12,668,160	$13,529,277	(10)%	(24)%
NOW and interest-bearing demand deposits	6,006,114	5,814,836	5,576,558	5,591,986	5,676,122	13	6
Wealth management deposits (2)	1,788,099	1,417,984	1,809,933	2,463,833	2,988,195	104	(40)
Money market	14,478,504	14,523,124	13,552,277	12,886,795	12,538,489	(1)	15
Savings	5,584,294	5,321,578	5,192,108	4,556,635	3,988,790	20	40
Time certificates of deposit	6,788,669	6,356,270	5,351,252	4,735,135	4,076,318	27	67
Total deposits	$44,992,686	$44,038,707	$42,718,211	$42,902,544	$42,797,191	9%	5%
Mix:
Non-interest-bearing	23%	24%	26%	30%	32%
NOW and interest-bearing demand deposits	13	13	13	13	13
Wealth management deposits (2)	4	3	4	5	7
Money market	32	33	32	30	29
Savings	13	12	12	11	9
Time certificates of deposit	15	15	13	11	10
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of September 30, 2023

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit
1-3 months	$987,384	3.36%
4-6 months	1,674,674	3.47
7-9 months	1,984,259	4.51
10-12 months	1,382,970	4.54
13-18 months	566,457	3.28
19-24 months	117,916	2.54
24+ months	75,009	1.62
Total	$6,788,669	3.92%

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2023	2023	2023	2022	2022
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$2,053,568	$1,454,057	$1,235,748	$2,449,889	$3,039,907
Investment securities (2)	7,706,285	7,252,582	7,956,722	7,310,383	6,655,215
FHLB and FRB stock	201,252	223,813	233,615	185,290	142,304
Liquidity management assets (3)	9,961,105	8,930,452	9,426,085	9,945,562	9,837,426
Other earning assets (3)(4)	17,879	17,401	18,445	18,585	21,805
Mortgage loans held-for-sale	319,099	307,683	270,966	308,639	455,342
Loans, net of unearned income (3)(5)	40,707,042	40,106,393	39,093,368	38,566,871	37,431,126
Total earning assets (3)	51,005,125	49,361,929	48,808,864	48,839,657	47,745,699
Allowance for loan and investment security losses	(319,491)	(302,627)	(282,704)	(252,827)	(260,270)
Cash and due from banks	459,819	481,510	488,457	475,691	458,263
Other assets	3,236,528	3,061,141	3,060,701	3,025,097	2,779,002
Total assets	$54,381,981	$52,601,953	$52,075,318	$52,087,618	$50,722,694

NOW and interest-bearing demand deposits	$5,815,155	$5,540,597	$5,271,740	$5,598,291	$5,789,368
Wealth management deposits	1,512,765	1,545,626	2,167,081	2,883,247	3,078,764
Money market accounts	14,155,446	13,735,924	12,533,468	12,319,842	12,037,412
Savings accounts	5,472,535	5,206,609	4,830,322	4,403,113	3,862,579
Time deposits	6,495,906	5,603,024	5,041,638	4,023,232	3,675,930
Interest-bearing deposits	33,451,807	31,631,780	29,844,249	29,227,725	28,444,053
Federal Home Loan Bank advances	2,241,292	2,227,106	2,474,882	2,088,201	1,403,573
Other borrowings	657,454	625,757	602,937	480,553	478,909
Subordinated notes	437,658	437,545	437,422	437,312	437,191
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	37,041,777	35,175,754	33,613,056	32,487,357	31,017,292
Non-interest-bearing deposits	10,612,009	10,908,022	12,171,631	13,404,036	13,731,219
Other liabilities	1,644,312	1,473,459	1,395,360	1,485,369	1,178,796
Equity	5,083,883	5,044,718	4,895,271	4,710,856	4,795,387
Total liabilities and shareholders’ equity	$54,381,981	$52,601,953	$52,075,318	$52,087,618	$50,722,694

Net free funds/contribution (6)	$13,963,348	$14,186,175	$15,195,808	$16,352,300	$16,728,407
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)Other earning assets include brokerage customer receivables and trading account securities.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2023	2023	2023	2022	2022
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$28,022	$16,882	$13,538	$21,612	$17,466
Investment securities	59,737	51,795	60,494	53,630	39,071
FHLB and FRB stock	3,896	3,544	3,680	2,918	2,109
Liquidity management assets (1)	91,655	72,221	77,712	78,160	58,646
Other earning assets (1)	291	272	313	289	275
Mortgage loans held-for-sale	4,767	4,178	3,528	3,997	5,371
Loans, net of unearned income (1)	668,183	622,939	560,564	500,432	403,719
Total interest income	$764,896	$699,610	$642,117	$582,878	$468,011

Interest expense:
NOW and interest-bearing demand deposits	$36,001	$29,178	$18,772	$14,982	$8,041
Wealth management deposits	9,350	9,097	12,258	14,079	11,068
Money market accounts	124,742	106,630	68,276	45,468	18,916
Savings accounts	31,784	25,603	15,816	8,421	2,130
Time deposits	60,906	42,987	29,680	12,497	5,761
Interest-bearing deposits	262,783	213,495	144,802	95,447	45,916
Federal Home Loan Bank advances	17,436	17,399	19,135	13,823	6,812
Other borrowings	9,384	8,485	7,854	5,313	4,008
Subordinated notes	5,491	5,523	5,488	5,520	5,485
Junior subordinated debentures	4,948	4,737	4,416	3,826	2,809
Total interest expense	$300,042	$249,639	$181,695	$123,929	$65,030

Less: Fully taxable-equivalent adjustment	(2,496)	(2,434)	(2,427)	(2,133)	(1,533)
Net interest income (GAAP) (2)	462,358	447,537	457,995	456,816	401,448
Fully taxable-equivalent adjustment	2,496	2,434	2,427	2,133	1,533
Net interest income, fully taxable-equivalent (non-GAAP) (2)	$464,854	$449,971	$460,422	$458,949	$402,981
(1)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	5.41%	4.66%	4.44%	3.50%	2.28%
Investment securities	3.08	2.86	3.08	2.91	2.33
FHLB and FRB stock	7.68	6.35	6.39	6.25	5.88
Liquidity management assets	3.65	3.24	3.34	3.12	2.37
Other earning assets	6.47	6.27	6.87	6.17	5.01
Mortgage loans held-for-sale	5.93	5.45	5.28	5.14	4.68
Loans, net of unearned income	6.51	6.23	5.82	5.15	4.28
Total earning assets	5.95%	5.68%	5.34%	4.73%	3.89%

Rate paid on:
NOW and interest-bearing demand deposits	2.46%	2.11%	1.44%	1.06%	0.55%
Wealth management deposits	2.45	2.36	2.29	1.94	1.43
Money market accounts	3.50	3.11	2.21	1.46	0.62
Savings accounts	2.30	1.97	1.33	0.76	0.22
Time deposits	3.72	3.08	2.39	1.23	0.62
Interest-bearing deposits	3.12	2.71	1.97	1.30	0.64
Federal Home Loan Bank advances	3.09	3.13	3.14	2.63	1.93
Other borrowings	5.66	5.44	5.28	4.39	3.32
Subordinated notes	4.98	5.06	5.02	5.05	5.02
Junior subordinated debentures	7.74	7.49	6.97	5.90	4.33
Total interest-bearing liabilities	3.21%	2.85%	2.19%	1.51%	0.83%

Interest rate spread (1)(2)	2.74%	2.83%	3.15%	3.22%	3.06%
Less: Fully taxable-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.01)
Net free funds/contribution (3)	0.88	0.83	0.68	0.51	0.29
Net interest margin (GAAP) (2)	3.60%	3.64%	3.81%	3.71%	3.34%
Fully taxable-equivalent adjustment	0.02	0.02	0.02	0.02	0.01
Net interest margin, fully taxable-equivalent (non-GAAP) (2)	3.62%	3.66%	3.83%	3.73%	3.35%
(1)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for nine months ended,		Interest for nine months ended,		Yield/Rate for nine months ended,
(Dollars in thousands)	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$1,584,120	$3,617,498	$58,443	$26,738	4.93%	0.99%
Investment securities (2)	7,637,612	6,542,077	172,025	108,947	3.01	2.23
FHLB and FRB stock	219,442	138,405	11,120	5,704	6.77	5.51
Liquidity management assets (3)(4)	$9,441,174	$10,297,980	$241,588	$141,389	3.42%	1.84%
Other earning assets (3)(4)(5)	17,906	23,673	876	666	6.54	3.76
Mortgage loans held-for-sale	299,426	559,258	12,473	17,198	5.57	4.11
Loans, net of unearned income (3)(4)(6)	39,974,840	36,050,185	1,851,686	1,010,913	6.19	3.75
Total earning assets (4)	$49,733,346	$46,931,096	$2,106,623	$1,170,166	5.66%	3.33%
Allowance for loan and investment security losses	(301,742)	(257,992)
Cash and due from banks	476,490	472,127
Other assets	3,120,105	2,718,562
Total assets	$53,028,199	$49,863,793

NOW and interest-bearing demand deposits	$5,544,488	$5,273,115	$83,949	$12,584	2.02%	0.32%
Wealth management deposits	1,739,427	2,808,709	30,705	15,671	2.36	0.75
Money market accounts	13,480,887	12,232,024	299,649	35,123	2.97	0.38
Savings accounts	5,172,174	3,883,092	73,203	2,813	1.89	0.10
Time deposits	5,718,850	3,741,014	133,574	13,564	3.12	0.48
Interest-bearing deposits	$31,655,826	$27,937,954	$621,080	$79,755	2.62%	0.38%
Federal Home Loan Bank advances	2,313,571	1,281,273	53,970	16,506	3.12	1.72
Other borrowings	628,915	487,595	25,723	8,981	5.47	2.46
Subordinated notes	437,543	437,081	16,502	16,484	5.04	5.03
Junior subordinated debentures	253,566	253,566	14,101	6,426	7.44	3.34
Total interest-bearing liabilities	$35,289,421	$30,397,469	$731,376	$128,152	2.77%	0.56%
Non-interest-bearing deposits	11,224,841	13,756,793
Other liabilities	1,505,289	1,101,132
Equity	5,008,648	4,608,399
Total liabilities and shareholders’ equity	$53,028,199	$49,863,793
Interest rate spread (4)(7)					2.89%	2.77%
Less: Fully taxable-equivalent adjustment			(7,357)	(3,468)	(0.02)	(0.01)
Net free funds/contribution (8)	$14,443,925	$16,533,627			0.81	0.20
Net interest income/margin (GAAP) (4)			$1,367,890	$1,038,546	3.68%	2.96%
Fully taxable-equivalent adjustment			7,357	3,468	0.02	0.01
Net interest income/margin, fully taxable-equivalent (non-GAAP) (4)			$1,375,247	$1,042,014	3.70%	2.97%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(4)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(8)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases and decreases of 100 and 200 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Sep 30, 2023	3.3%	1.9%	(2.0)%	(5.2)%
Jun 30, 2023	5.7	2.9	(2.9)	(7.9)
Mar 31, 2023	4.2	2.4	(2.4)	(7.3)
Dec 31, 2022	7.2	3.8	(5.0)	(12.1)
Sep 30, 2022	12.9	7.1	(8.7)	(18.9)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Sep 30, 2023	1.7%	1.2%	(0.5)%	(2.4)%
Jun 30, 2023	2.9	1.8	(0.9)	(3.4)
Mar 31, 2023	3.0	1.7	(1.3)	(3.4)
Dec 31, 2022	5.6	3.0	(2.9)	(6.8)
Sep 30, 2022	6.5	3.6	(3.9)	(8.6)

As shown above, the magnitude of potential changes in net interest income in various interest rate scenarios has continued to diminish. Given the recent unprecedented rise in interest rates, the Company has made a conscious effort to reposition its exposure to changing interest rates given the uncertainty of the future interest rate environment. To this end, management has executed various derivative instruments including collars and receive fixed swaps to hedge variable rate loan exposures and originated a higher percentage of its loan originations in longer term fixed rate loans. The Company will continue to monitor current and projected interest rates and expects to execute additional derivatives to mitigate potential fluctuations in the net interest margin in future years.

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or contractual maturity period
As of September 30, 2023	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$532,313	$2,805,566	$1,740,199	$19,102	$5,097,180
Variable rate	7,626,902	1,391	—	—	7,628,293
Total commercial	$8,159,215	$2,806,957	$1,740,199	$19,102	$12,725,473
Commercial real estate
Fixed rate	637,462	2,891,879	546,918	48,296	4,124,555
Variable rate	6,813,010	7,872	743	—	6,821,625
Total commercial real estate	$7,450,472	$2,899,751	$547,661	$48,296	$10,946,180
Home equity
Fixed rate	10,785	2,398	—	29	13,212
Variable rate	330,046	—	—	—	330,046
Total home equity	$340,831	$2,398	$—	$29	$343,258
Residential real estate
Fixed rate	16,676	3,817	30,733	1,063,669	1,114,895
Variable rate	74,016	268,720	1,249,972	—	1,592,708
Total residential real estate	$90,692	$272,537	$1,280,705	$1,063,669	$2,707,603
Premium finance receivables - property & casualty
Fixed rate	6,612,136	110,611	—	—	6,722,747
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$6,612,136	$110,611	$—	$—	$6,722,747
Premium finance receivables - life insurance
Fixed rate	137,889	594,399	3,978	—	736,266
Variable rate	7,195,542	—	—	—	7,195,542
Total premium finance receivables - life insurance	$7,333,431	$594,399	$3,978	$—	$7,931,808
Consumer and other
Fixed rate	21,528	6,741	54	469	28,792
Variable rate	40,171	—	—	—	40,171
Total consumer and other	$61,699	$6,741	$54	$469	$68,963

Total per category
Fixed rate	7,968,789	6,415,411	2,321,882	1,131,565	17,837,647
Variable rate	22,079,687	277,983	1,250,715	—	23,608,385
Total loans, net of unearned income	$30,048,476	$6,693,394	$3,572,597	$1,131,565	$41,446,032

Variable Rate Loan Pricing by Index:
SOFR tenors					$12,798,760
One- year CMT					5,998,547
Prime					3,627,121
Ameribor tenors					329,220
Twelve- month LIBOR					38,888
Other U.S. Treasury tenors					38,760
BSBY tenors					36,145
Other					740,944
Total variable rate					$23,608,385
SOFR - Secured Overnight Financing Rate.
CMT - Constant Maturity Treasury Rate.
Ameribor - American Interbank Offered Rate.
LIBOR - London Interbank Offered Rate.
BSBY - Bloomberg Short Term Bank Yield Index.

One- year CMT
1M SOFR
PRIME
LIBOR & SOFR
PRIME
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
9/30/22
10/31/22
11/30/22
12/31/22
1/31/23
2/28/23
3/31/23
4/30/23
5/31/23
6/30/23
7/31/23
8/31/23
9/30/23

	9/30/2022	10/31/2022	11/30/2022	12/31/2022	1/31/2023	2/28/2023	3/31/2023	4/30/2023	5/31/2023	6/30/2023	7/31/2023	8/31/2023	9/30/2023
1M SOFR	3.04	3.76	4.13	4.36	4.57	4.66	4.80	5.02	5.17	5.14	5.32	5.33	5.32
One- year CMT	4.05	4.66	4.74	4.73	4.68	5.02	4.64	4.80	5.18	5.40	5.37	5.37	5.46
Prime	6.25	6.25	7.00	7.50	7.50	7.75	8.00	8.00	8.25	8.25	8.50	8.50	8.50

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to SOFR and CMT indices which, as shown in the table above, do not mirror the same changes as the Prime rate which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $10.0 billion tied to one-month SOFR and $6.0 billion tied to one-year CMT. The above chart shows:

	Basis Point (bp) Change in
	1-month SOFR		One- year CMT		Prime
Third Quarter 2023	18	bps	6	bps	25	bps
Second Quarter 2023	34		76		25
First Quarter 2023	44		-9		50
Fourth Quarter 2022	132		68		125
Third Quarter 2022	135		125		150

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars in thousands)	2023	2023	2023	2022	2022	2023	2022
Allowance for credit losses at beginning of period	$387,786	$376,261	$357,936	$315,338	$312,192	$357,936	$299,731
Cumulative effect adjustment from the adoption of ASU 2022-02	—	—	741	—	—	741	—
Provision for credit losses	19,923	28,514	23,045	47,646	6,420	71,482	30,943
Other adjustments	(60)	41	4	31	(105)	(15)	(139)
Charge-offs:
Commercial	2,427	5,629	2,543	3,019	780	10,599	11,122
Commercial real estate	1,713	8,124	5	538	24	9,842	841
Home equity	227	—	—	—	43	227	432
Residential real estate	78	—	—	—	5	78	471
Premium finance receivables - property & casualty	5,830	4,519	4,629	3,629	6,037	14,978	10,611
Premium finance receivables - life insurance	18	134	21	28	—	173	7
Consumer and other	184	110	153	—	635	447	1,081
Total charge-offs	10,477	18,516	7,351	7,214	7,524	36,344	24,565
Recoveries:
Commercial	1,162	505	392	691	2,523	2,059	4,057
Commercial real estate	243	25	100	61	55	368	640
Home equity	33	37	35	65	38	105	254
Residential real estate	1	6	4	6	60	11	71
Premium finance receivables - property & casualty	906	890	1,314	1,279	1,648	3,110	4,243
Premium finance receivables - life insurance	—	—	9	—	—	9	—
Consumer and other	14	23	32	33	31	69	103
Total recoveries	2,359	1,486	1,886	2,135	4,355	5,731	9,368
Net charge-offs	(8,118)	(17,030)	(5,465)	(5,079)	(3,169)	(30,613)	(15,197)
Allowance for credit losses at period end	$399,531	$387,786	$376,261	$357,936	$315,338	$399,531	$315,338

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.04%	0.16%	0.07%	0.08%	(0.06)%	0.09%	0.08%
Commercial real estate	0.05	0.31	0.00	0.02	0.00	0.12	0.00
Home equity	0.23	(0.04)	(0.04)	(0.08)	0.01	0.05	0.07
Residential real estate	0.01	0.00	0.00	0.00	(0.01)	0.00	0.03
Premium finance receivables - property & casualty	0.29	0.24	0.23	0.16	0.30	0.26	0.16
Premium finance receivables - life insurance	0.00	0.01	0.00	0.00	—	0.00	0.00
Consumer and other	0.65	0.45	0.74	(0.16)	4.02	0.60	2.19
Total loans, net of unearned income	0.08%	0.17%	0.06%	0.05%	0.03%	0.10	0.06%

Loans at period end	$41,446,032	$41,023,408	$39,565,471	$39,196,485	$38,167,613
Allowance for loan losses as a percentage of loans at period end	0.76%	0.74%	0.73%	0.69%	0.64%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.96	0.94	0.95	0.91	0.83

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(In thousands)	2023	2023	2023	2022	2022	2023	2022
Provision for loan losses	$20,717	$31,516	$22,520	$29,110	$(2,385)	$74,753	$13,611
Provision for unfunded lending-related commitments losses	(769)	(2,945)	550	18,358	8,578	(3,164)	17,100
Provision for held-to-maturity securities losses	(25)	(57)	(25)	178	227	(107)	232
Provision for credit losses	$19,923	$28,514	$23,045	$47,646	$6,420	$71,482	$30,943

Allowance for loan losses	$315,039	$302,499	$287,972	$270,173	$246,110
Allowance for unfunded lending-related commitments losses	84,111	84,881	87,826	87,275	68,918
Allowance for loan losses and unfunded lending-related commitments losses	399,150	387,380	375,798	357,448	315,028
Allowance for held-to-maturity securities losses	381	406	463	488	310
Allowance for credit losses	$399,531	$387,786	$376,261	$357,936	$315,338

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of September 30, 2023, June 30, 2023 and March 31, 2023.

	As of Sep 30, 2023			As of Jun 30, 2023			As of Mar 31, 2023
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial:
Commercial, industrial and other	$12,725,473	$151,488	1.19%	$12,600,471	$143,142	1.14%	$12,576,985	$149,501	1.19%
Commercial real estate:
Construction and development	1,893,773	90,622	4.79	1,760,436	86,725	4.93	1,597,053	75,069	4.70
Non-construction	9,052,407	125,096	1.38	8,848,375	128,971	1.46	8,642,025	119,711	1.39
Home equity	343,258	7,080	2.06	336,974	6,967	2.07	337,016	7,728	2.29
Residential real estate	2,707,603	12,659	0.47	2,643,240	12,252	0.46	2,505,545	11,434	0.46
Premium finance receivables
Commercial insurance loans	6,722,747	11,132	0.17	6,762,698	8,347	0.12	5,738,880	11,248	0.20
Life insurance loans	7,931,808	688	0.01	8,039,273	699	0.01	8,125,802	707	0.01
Consumer and other	68,963	385	0.56	31,941	277	0.87	42,165	400	0.95
Total loans, net of unearned income	$41,446,032	$399,150	0.96%	$41,023,408	$387,380	0.94%	$39,565,471	$375,798	0.95%

Total core loans (1)	$24,088,651	$363,873	1.51%	$23,386,727	$350,930	1.50%	$22,995,378	$334,910	1.46%
Total niche loans (1)	17,357,381	35,277	0.20	17,636,681	36,450	0.21	16,570,093	40,888	0.25

(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(In thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Loan Balances:
Commercial
Nonaccrual	$43,569	$40,460	$47,950	$35,579	$44,293
90+ days and still accruing	200	573	—	462	237
60-89 days past due	22,889	22,808	10,755	21,128	24,641
30-59 days past due	35,681	48,970	95,593	56,696	34,917
Current	12,623,134	12,487,660	12,422,687	12,435,299	12,155,162
Total commercial	$12,725,473	$12,600,471	$12,576,985	$12,549,164	$12,259,250
Commercial real estate
Nonaccrual	$17,043	$18,483	$11,196	$6,387	$10,477
90+ days and still accruing	1,092	—	—	—	—
60-89 days past due	7,395	1,054	20,539	2,244	6,041
30-59 days past due	60,984	14,218	72,680	30,675	29,971
Current	10,859,666	10,575,056	10,134,663	9,911,641	9,531,695
Total commercial real estate	$10,946,180	$10,608,811	$10,239,078	$9,950,947	$9,578,184
Home equity
Nonaccrual	$1,363	$1,361	$1,190	$1,487	$1,320
90+ days and still accruing	—	110	—	—	—
60-89 days past due	219	316	116	—	125
30-59 days past due	1,668	601	1,118	2,152	848
Current	340,008	334,586	334,592	329,059	326,529
Total home equity	$343,258	$336,974	$337,016	$332,698	$328,822
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$168,973	$187,848	$196,152	$164,788	$148,664
Nonaccrual	16,103	13,652	11,333	10,171	9,787
90+ days and still accruing	—	—	104	—	—
60-89 days past due	1,145	7,243	74	4,364	2,149
30-59 days past due	904	872	19,183	9,982	15
Current	2,520,478	2,433,625	2,278,699	2,183,078	2,074,844
Total residential real estate	$2,707,603	$2,643,240	$2,505,545	$2,372,383	$2,235,459
Premium finance receivables - property & casualty
Nonaccrual	$26,756	$19,583	$18,543	$13,470	$13,026
90+ days and still accruing	16,253	12,785	9,215	15,841	16,624
60-89 days past due	16,552	22,670	14,287	14,926	15,301
30-59 days past due	31,919	32,751	32,545	40,557	21,128
Current	6,631,267	6,674,909	5,664,290	5,764,665	5,647,261
Total Premium finance receivables - property & casualty	$6,722,747	$6,762,698	$5,738,880	$5,849,459	$5,713,340
Premium finance receivables - life insurance
Nonaccrual	$—	$6	$—	$—	$—
90+ days and still accruing	10,679	1,667	1,066	17,245	1,831
60-89 days past due	41,894	3,729	21,552	5,260	13,628
30-59 days past due	14,972	90,117	52,975	68,725	44,954
Current	7,864,263	7,943,754	8,050,209	7,999,768	7,944,443
Total Premium finance receivables - life insurance	$7,931,808	$8,039,273	$8,125,802	$8,090,998	$8,004,856
Consumer and other
Nonaccrual	$16	$4	$6	$6	$7
90+ days and still accruing	27	28	87	49	31
60-89 days past due	196	51	10	18	26
30-59 days past due	519	146	379	224	343
Current	68,205	31,712	41,683	50,539	47,295
Total consumer and other	$68,963	$31,941	$42,165	$50,836	$47,702
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$168,973	$187,848	$196,152	$164,788	$148,664
Nonaccrual	104,850	93,549	90,218	67,100	78,910
90+ days and still accruing	28,251	15,163	10,472	33,597	18,723
60-89 days past due	90,290	57,871	67,333	47,940	61,911
30-59 days past due	146,647	187,675	274,473	209,011	132,176
Current	40,907,021	40,481,302	38,926,823	38,674,049	37,727,229
Total loans, net of unearned income	$41,446,032	$41,023,408	$39,565,471	$39,196,485	$38,167,613
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 14: NON-PERFORMING ASSETS(1)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2023	2023	2023	2022	2022
Loans past due greater than 90 days and still accruing:
Commercial	$200	$573	$—	$462	$237
Commercial real estate	1,092	—	—	—	—
Home equity	—	110	—	—	—
Residential real estate	—	—	104	—	—
Premium finance receivables - property & casualty	16,253	12,785	9,215	15,841	16,624
Premium finance receivables - life insurance	10,679	1,667	1,066	17,245	1,831
Consumer and other	27	28	87	49	31
Total loans past due greater than 90 days and still accruing	28,251	15,163	10,472	33,597	18,723
Non-accrual loans:
Commercial	43,569	40,460	47,950	35,579	44,293
Commercial real estate	17,043	18,483	11,196	6,387	10,477
Home equity	1,363	1,361	1,190	1,487	1,320
Residential real estate	16,103	13,652	11,333	10,171	9,787
Premium finance receivables - property & casualty	26,756	19,583	18,543	13,470	13,026
Premium finance receivables - life insurance	—	6	—	—	—
Consumer and other	16	4	6	6	7
Total non-accrual loans	104,850	93,549	90,218	67,100	78,910
Total non-performing loans:
Commercial	43,769	41,033	47,950	36,041	44,530
Commercial real estate	18,135	18,483	11,196	6,387	10,477
Home equity	1,363	1,471	1,190	1,487	1,320
Residential real estate	16,103	13,652	11,437	10,171	9,787
Premium finance receivables - property & casualty	43,009	32,368	27,758	29,311	29,650
Premium finance receivables - life insurance	10,679	1,673	1,066	17,245	1,831
Consumer and other	43	32	93	55	38
Total non-performing loans	$133,101	$108,712	$100,690	$100,697	$97,633
Other real estate owned	12,928	10,275	8,050	8,589	5,376
Other real estate owned - from acquisitions	1,132	1,311	1,311	1,311	1,311
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$147,161	$120,298	$110,051	$110,597	$104,320
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.34%	0.33%	0.38%	0.29%	0.36%
Commercial real estate	0.17	0.17	0.11	0.06	0.11
Home equity	0.40	0.44	0.35	0.45	0.40
Residential real estate	0.59	0.52	0.46	0.43	0.44
Premium finance receivables - property & casualty	0.64	0.48	0.48	0.50	0.52
Premium finance receivables - life insurance	0.13	0.02	0.01	0.21	0.02
Consumer and other	0.06	0.10	0.22	0.11	0.08
Total loans, net of unearned income	0.32%	0.26%	0.25%	0.26%	0.26%
Total non-performing assets as a percentage of total assets	0.26%	0.22%	0.21%	0.21%	0.20%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	380.69%	414.09%	416.54%	532.71%	399.22%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(In thousands)	2023	2023	2023	2022	2022	2023	2022

Balance at beginning of period	$108,712	$100,690	$100,697	$97,633	$72,351	$100,697	$74,438
Additions from becoming non-performing in the respective period	18,666	21,246	24,455	10,027	35,234	64,367	62,216
Return to performing status	(1,702)	(360)	(480)	(1,167)	(154)	(2,542)	(1,883)
Payments received	(6,488)	(12,314)	(5,261)	(16,351)	(20,417)	(24,063)	(44,585)
Transfer to OREO and other repossessed assets	(2,671)	(2,958)	—	(3,365)	(185)	(5,629)	(6,173)
Charge-offs, net	(3,011)	(2,696)	(1,159)	(1,363)	(341)	(6,866)	(4,664)
Net change for niche loans (1)	19,595	5,104	(17,562)	15,283	11,145	7,137	18,284
Balance at end of period	$133,101	$108,712	$100,690	$100,697	$97,633	$133,101	$97,633
(1)Includes activity for premium finance receivables and indirect consumer loans.

Other Real Estate Owned

	Three Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2023	2023	2023	2022	2022
Balance at beginning of period	$11,586	$9,361	$9,900	$6,687	$6,839
Disposals/resolved	(467)	(733)	(435)	(152)	(133)
Transfers in at fair value, less costs to sell	2,941	2,958	—	3,365	134
Fair value adjustments	—	—	(104)	—	(153)
Balance at end of period	$14,060	$11,586	$9,361	$9,900	$6,687

	Period End
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Balance by Property Type:	2023	2023	2023	2022	2022
Residential real estate	$441	$318	$1,051	$1,585	$1,585
Commercial real estate	13,619	11,268	8,310	8,315	5,102
Total	$14,060	$11,586	$9,361	$9,900	$6,687

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q3 2023 compared to Q2 2023		Q3 2023 compared to Q3 2022
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2023	2023	2023	2022	2022	$ Change	% Change	$ Change	% Change
Brokerage	$4,359	$4,404	$4,533	$4,177	$4,587	$(45)	(1)%	$(228)	(5)%
Trust and asset management	29,170	29,454	25,412	26,550	28,537	(284)	(1)	633	2
Total wealth management	33,529	33,858	29,945	30,727	33,124	(329)	(1)	405	1
Mortgage banking	27,395	29,981	18,264	17,407	27,221	(2,586)	(9)	174	1
Service charges on deposit accounts	14,217	13,608	12,903	13,054	14,349	609	4	(132)	(1)
(Losses) gains on investment securities, net	(2,357)	0	1,398	(6,745)	(3,103)	(2,357)	NM	746	(24)
Fees from covered call options	4,215	2,578	10,391	7,956	1,366	1,637	63	2,849	NM
Trading gains (losses), net	728	106	813	(306)	(7)	622	NM	735	NM
Operating lease income, net	13,863	12,227	13,046	12,384	12,644	1,636	13	1,219	10
Other:
Interest rate swap fees	2,913	2,711	2,606	2,319	1,997	202	7	916	46
BOLI	729	1,322	1,351	1,394	248	(593)	(45)	481	NM
Administrative services	1,336	1,319	1,615	1,736	1,533	17	1	(197)	(13)
Foreign currency remeasurement (losses) gains	(446)	543	(188)	277	(93)	(989)	NM	(353)	NM
Early pay-offs of capital leases	461	201	365	131	138	260	NM	323	NM
Miscellaneous	15,895	14,576	15,260	13,505	12,065	1,319	9	3,830	32
Total Other	20,888	20,672	21,009	19,362	15,888	216	1	5,000	31
Total Non-Interest Income	$112,478	$113,030	$107,769	$93,839	$101,482	$(552)	0%	$10,996	11%

	Nine Months Ended
	Sep 30,	Sep 30,	$	%
(Dollars in thousands)	2023	2022	Change	Change
Brokerage	$13,296	$13,491	$(195)	(1)%
Trust and asset management	84,036	82,396	1,640	2
Total wealth management	97,332	95,887	1,445	2
Mortgage banking	75,640	137,766	(62,126)	(45)
Service charges on deposit accounts	40,728	45,520	(4,792)	(11)
Gains (losses) on investment securities, net	(959)	(13,682)	12,723	(93)
Fees from covered call options	17,184	6,177	11,007	NM
Trading gains, net	1,647	4,058	(2,411)	(59)
Operating lease income, net	39,136	43,126	(3,990)	(9)
Other:
Interest rate swap fees	8,230	9,866	(1,636)	(17)
BOLI	3,402	(588)	3,990	NM
Administrative services	4,270	4,977	(707)	(14)
Foreign currency remeasurement gains	(91)	15	(106)	NM
Early pay-offs of leases	1,027	563	464	82
Miscellaneous	45,731	33,529	12,202	36
Total Other	62,569	48,362	14,207	29
Total Non-Interest Income	$333,277	$367,214	$(33,937)	(9)%
NM - Not meaningful.
BOLI - Bank-owned life insurance.

TABLE 16: NON-INTEREST EXPENSE

	Three Months Ended					Q3 2023 compared to Q2 2023		Q3 2023 compared to Q3 2022
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2023	2023	2023	2022	2022	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$111,303	$107,671	$108,354	$100,232	$97,419	$3,632	3%	$13,884	14%
Commissions and incentive compensation	48,817	44,511	39,799	49,546	50,403	4,306	10	(1,586)	(3)
Benefits	32,218	32,741	28,628	30,553	28,273	(523)	(2)	3,945	14
Total salaries and employee benefits	192,338	184,923	176,781	180,331	176,095	7,415	4	16,243	9
Software and equipment	25,951	26,205	24,697	24,699	24,126	(254)	(1)	1,825	8
Operating lease equipment	12,020	9,816	9,833	10,078	9,448	2,204	22	2,572	27
Occupancy, net	21,304	19,176	18,486	17,763	17,727	2,128	11	3,577	20
Data processing	10,773	9,726	9,409	7,927	7,767	1,047	11	3,006	39
Advertising and marketing	18,169	17,794	11,946	14,279	16,600	375	2	1,569	9
Professional fees	8,887	8,940	8,163	9,267	7,544	(53)	(1)	1,343	18
Amortization of other acquisition-related intangible assets	1,408	1,499	1,235	1,436	1,492	(91)	(6)	(84)	(6)
FDIC insurance	9,748	9,008	8,669	6,775	7,186	740	8	2,562	36
OREO expense, net	120	118	(207)	369	229	2	2	(109)	(48)
Other:
Lending expenses, net of deferred origination costs	4,777	7,890	3,099	4,952	4,533	(3,113)	(39)	244	5
Travel and entertainment	5,449	5,401	4,590	5,681	4,252	48	1	1,197	28
Miscellaneous	19,111	20,127	22,468	24,279	19,470	(1,016)	(5)	(359)	(2)
Total other	29,337	33,418	30,157	34,912	28,255	(4,081)	(12)	1,082	4
Total Non-Interest Expense	$330,055	$320,623	$299,169	$307,836	$296,469	$9,432	3%	$33,586	11%

	Nine Months Ended
	Sep 30,	Sep 30,	$	%
(Dollars in thousands)	2023	2022	Change	Change
Salaries and employee benefits:
Salaries	$327,328	$281,949	$45,379	16%
Commissions and incentive compensation	133,127	148,327	(15,200)	(10)
Benefits	93,587	85,500	8,087	9
Total salaries and employee benefits	554,042	515,776	38,266	7
Software and equipment	76,853	71,186	5,667	8
Operating lease equipment	31,669	27,930	3,739	13
Occupancy, net	58,966	53,202	5,764	11
Data processing	29,908	23,282	6,626	28
Advertising and marketing	47,909	45,139	2,770	6
Professional fees	25,990	23,821	2,169	9
Amortization of other acquisition-related intangible assets	4,142	4,680	(538)	(11)
FDIC insurance	27,425	21,864	5,561	25
OREO expense, net	31	(509)	540	NM
Other:
Lending expenses, net of deferred origination costs	15,766	15,624	142	1
Travel and entertainment	15,440	10,825	4,615	43
Miscellaneous	61,706	56,615	5,091	9
Total other	92,912	83,064	9,848	12
Total Non-Interest Expense	$949,847	$869,435	$80,412	9%
NM - Not meaningful.

TABLE 17: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, and pre-tax income, excluding provision for credit losses. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a fully taxable-equivalent basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, as a useful measurement of the Company’s core net income.

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands)	2023	2023	2023	2022	2022	2023	2022
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$762,400	$697,176	$639,690	$580,745	$466,478	$2,099,266	$1,166,698
Taxable-equivalent adjustment:
- Loans	1,923	1,882	1,872	1,594	1,030	5,677	2,025
- Liquidity Management Assets	572	551	551	538	502	1,674	1,439
- Other Earning Assets	1	1	4	1	1	6	4
(B) Interest Income (non-GAAP)	$764,896	$699,610	$642,117	$582,878	$468,011	$2,106,623	$1,170,166
(C) Interest Expense (GAAP)	300,042	249,639	181,695	123,929	65,030	731,376	128,152
(D) Net Interest Income (GAAP) (A minus C)	$462,358	$447,537	$457,995	$456,816	$401,448	$1,367,890	$1,038,546
(E) Net Interest Income (non-GAAP) (B minus C)	$464,854	$449,971	$460,422	$458,949	$402,981	$1,375,247	$1,042,014
Net interest margin (GAAP)	3.60%	3.64%	3.81%	3.71%	3.34%	3.68%	2.96%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.62	3.66	3.83	3.73	3.35	3.70	2.97
(F) Non-interest income	$112,478	$113,030	$107,769	$93,839	$101,482	$333,277	$367,214
(G) (Losses) gains on investment securities, net	(2,357)	0	1,398	(6,745)	(3,103)	(959)	(13,682)
(H) Non-interest expense	330,055	320,623	299,169	307,836	296,469	949,847	869,435
Efficiency ratio (H/(D+F-G))	57.18%	57.20%	53.01%	55.23%	58.59%	55.80%	61.25%
Efficiency ratio (non-GAAP) (H/(E+F-G))	56.94	56.95	52.78	55.02	58.41	55.56	61.10

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands)	2023	2023	2023	2022	2022	2023	2022
Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$5,015,613	$5,041,912	$5,015,506	$4,796,838	$4,637,980
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
Less: Intangible assets (GAAP)	(680,353)	(682,327)	(674,538)	(675,710)	(676,699)
(I) Total tangible common shareholders’ equity (non-GAAP)	$3,922,760	$3,947,085	$3,928,468	$3,708,628	$3,548,781
(J) Total assets (GAAP)	$55,555,246	$54,286,176	$52,873,511	$52,949,649	$52,382,939
Less: Intangible assets (GAAP)	(680,353)	(682,327)	(674,538)	(675,710)	(676,699)
(K) Total tangible assets (non-GAAP)	$54,874,893	$53,603,849	$52,198,973	$52,273,939	$51,706,240
Common equity to assets ratio (GAAP) (L/J)	8.3%	8.5%	8.7%	8.3%	8.1%
Tangible common equity ratio (non-GAAP) (I/K)	7.1	7.4	7.5	7.1	6.9

Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$5,015,613	$5,041,912	$5,015,506	$4,796,838	$4,637,980
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$4,603,113	$4,629,412	$4,603,006	$4,384,338	$4,225,480
(M) Actual common shares outstanding	61,222	61,198	61,176	60,794	60,743
Book value per common share (L/M)	$75.19	$75.65	$75.24	$72.12	$69.56
Tangible book value per common share (non-GAAP) (I/M)	64.07	64.50	64.22	61.00	58.42

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$157,207	$147,759	$173,207	$137,826	$135,970	$478,173	$343,892
Add: Intangible asset amortization	1,408	1,499	1,235	1,436	1,492	4,142	4,680
Less: Tax effect of intangible asset amortization	(380)	(402)	(321)	(370)	(425)	(1,102)	(1,301)
After-tax intangible asset amortization	$1,028	$1,097	$914	$1,066	$1,067	$3,040	$3,379
(O) Tangible net income applicable to common shares (non-GAAP)	$158,235	$148,856	$174,121	$138,892	$137,037	$481,213	$347,271
Total average shareholders’ equity	$5,083,883	$5,044,718	$4,895,271	$4,710,856	$4,795,387	$5,008,648	$4,608,399
Less: Average preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(P) Total average common shareholders’ equity	$4,671,383	$4,632,218	$4,482,771	$4,298,356	$4,382,887	$4,596,148	$4,195,899
Less: Average intangible assets	(681,520)	(682,561)	(675,247)	(676,371)	(678,953)	(679,799)	(680,869)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$3,989,863	$3,949,657	$3,807,524	$3,621,985	$3,703,934	$3,916,349	$3,515,030
Return on average common equity, annualized (N/P)	13.35%	12.79%	15.67%	12.72%	12.31%	13.91%	10.96%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	15.73	15.12	18.55	15.21	14.68	16.43	13.21

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income:
Income before taxes	$224,858	$211,430	$243,550	$195,173	$200,041	$679,838	$505,382
Add: Provision for credit losses	19,923	28,514	23,045	47,646	6,420	71,482	30,943
Pre-tax income, excluding provision for credit losses (non-GAAP)	$244,781	$239,944	$266,595	$242,819	$206,461	$751,320	$536,325

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Wintrust Bank, N.A., in Chicago, Libertyville Bank & Trust Company, N.A., Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, N.A., Schaumburg Bank & Trust Company, N.A., Village Bank & Trust, N.A., in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, N.A., State Bank of The Lakes, N.A., in Antioch, Old Plank Trail Community Bank, N.A., in New Lenox, St. Charles Bank & Trust Company, N.A. and Town Bank, N.A., in Hartland, Wisconsin.

In addition to the locations noted above, the banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Bolingbrook, Buffalo Grove, Burbank, Cary, Clarendon Hills, Countryside, Crete, Darien, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Grayslake, Gurnee, Hanover Park, Highland Park, Highwood, Hoffman Estates, Homer Glen, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lombard, Lynwood, Markham, Maywood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, Norridge, Northfield, Oak Lawn, Oak Park, Orland Park, Palatine, Park Ridge, Prospect Heights, Riverside, Rockford, Rolling Meadows, Round Lake Beach, Shorewood, Skokie, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Waukegan, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale, and in Wisconsin in Burlington, Clinton, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Pewaukee, Racine, Wales, Walworth, Whitefish Bay and Wind Lake, and in Florida in Bonita Springs and Naples, and in Dyer, Indiana.

Additionally, the Company operates various non-bank business units:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.
•Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•The Chicago Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2022 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government debt default or rating downgrade, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;
•commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;
•adverse effects on our information technology systems resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries, and ability of the Company to effectively manage the transition of the chief executive officer role;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•the ability of the Company to successfully transition from LIBOR to an alternative benchmark rate for current and future transactions;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;
•changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;
•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation;
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services; and
•the severity, magnitude and duration of the COVID-19 pandemic, including the continued emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on the economy, our financial results, operations and personnel, commercial activity and demand across our business and our customers’ businesses.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Wednesday, October 18, 2023 at 10:00 a.m. (CDT) regarding third quarter and year-to-date 2023 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the Conference Call Link included within the Company’s press release dated September 29, 2023 available at the Investor Relations, Investor News and Events, Press Releases link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the third quarter and year-to-date 2023 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.